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                                                                    EXHIBIT 99.3


                               E*TRADE GROUP, INC.
                             STOCK OPTION AGREEMENT



RECITALS

        A. The Board has adopted the Plan for the purpose of retaining the services of selected Associates and individuals who provide services to the Corporation (or any Parent or Subsidiary).

        B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

        C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

               2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

               3. LIMITED TRANSFERABILITY. This option shall, during Optionee's lifetime, be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

               4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.



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               5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                           (i) Should Optionee cease to remain in Service for any reason (including death and Permanent Disability) while this option is outstanding, then Optionee shall have a period of thirty (30) days (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                          (ii) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

               6. CORPORATE TRANSACTION.

                      (a) In the event of any Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                      (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                      (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i)

                                       2.

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the total number and/or class of securities subject to this option and (ii) the
Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

               8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

               9. MANNER OF EXERCISING OPTION.

                      (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                                (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                                (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                                    (A) cash or check made payable to the
               Corporation;

                                    (B) a promissory note payable to the
               Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

                                    (C) shares of Common Stock held by Optionee
               (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                    (D) to the extent the option is exercised
               for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                                       3.


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                      Except to the extent the sale and remittance procedure is
               utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                                (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                      (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                      (c) In no event may this option be exercised for any fractional shares.



                                       4.

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               10. COMPLIANCE WITH LAWS AND REGULATIONS.

                      (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                      (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

               11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

               12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

               13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

               14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

               15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                       5.

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               16. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

                      (a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                      (b) Should Optionee resume active Associate status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Associate status within such sixty
        (60)-day period, then no Service credit shall be given for the entire period of such leave.

                      (c) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Associate status prior to the Expiration Date of the option term.

                                       6.

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                                    EXHIBIT I

                               NOTICE OF EXERCISE


        I hereby notify E*TRADE Group, Inc. (the "Corporation") that I elect to purchase ______________shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $__________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1998 Special Nonstatutory Stock Option Plan on _____________________, 199__ .

        Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


____________________, 199__
Date

                                    ____________________________________________
                                    Optionee

                                    Address:____________________________________

                                    ____________________________________________

Print name in exact manner
it is to appear on the
stock certificate:                  ____________________________________________

Address to which certificate
is to be sent, if different
from address above:                 ____________________________________________

                                    ____________________________________________

Social Security Number:             ____________________________________________

Associate Number:                   ____________________________________________


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                                    APPENDIX

        The following definitions shall be in effect under the Agreement:

        A. AGREEMENT shall mean this Stock Option Agreement.

        B. ASSOCIATE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        C. BOARD shall mean the Corporation's Board of Directors.

        D. CODE shall mean the Internal Revenue Code of 1986, as amended.

        E. COMMON STOCK shall mean the Corporation's common stock.

        F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        G. CORPORATION shall mean E*TRADE Group, Inc., a Delaware corporation.

        H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

        I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

        J. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

        K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

             (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as the price is

                                      A-1.

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        reported by the National Association of Securities Dealers on the Nasdaq
        National Market or any successor system. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no average of the high and low selling prices per share for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices per share on the last preceding date for which such quotation exists.

        L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

        M. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

        N. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

        O. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

        P. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

        Q. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

        R. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        S. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental

                                      A-2.

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impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

        T. PLAN shall mean the Corporation's 1998 Special Nonstatutory Stock Option Plan.

        U. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

        V. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Associate, a non-employee member of the board of directors or a consultant or independent advisor.

        W. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

        X. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      A-3.